EXHIBIT 99.1

FOR IMMEDIATE RELEASE

              ACCESS INTEGRATED TECHNOLOGIES ANNOUNCES COMMITMENTS
                  TO PURCHASE 1,500,000 CLASS A COMMON SHARES

MORRISTOWN, N.J. - JANUARY 18, 2006 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (AMEX: AIX) today announced it has obtained commitments to purchase 1,145,000 shares of registered Class A Common Stock at $10.70 per share from major institutional investors in a registered direct offering. In addition, the Company announced today the offering of 355,000 shares of Class A Common Stock at a public offering price of $10.70 per share in an underwritten offering. The price represents a 7.4 percent discount from the ten-day average closing price of AccessIT shares. Proceeds of the sale are expected to be used to further fund the ongoing Christie/AIX digital cinema deployment plan and for working capital purposes.

Craig-Hallum acted as the sole placement agent on the registered direct offering and the exclusive underwriter on the underwritten offering. The Company expects that the registered direct offering and the underwritten offering will close by Monday, January 23rd.

A shelf registration statement relating to these securities was declared effective by the Securities and Exchange Commission on January 13, 2006. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplements and the accompanying prospectus relating to the offerings may be obtained from Suzanne Moore, (973) 290-0080, Access Integrated Technologies, Inc. 55 Madison Avenue, Suite 300, Morristown, NJ 07960.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT has no specific intention to update these statements.

                                      # # #

Contact:

Suzanne Tregenza Moore                                Michael Glickman
ACCESSIT                                              The Dilenschneider Group
55 Madison Avenue                                     212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com

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(973) 290-0080                           55 Madison Avenue, Morristown, NJ 07960